Exhibit 23-2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-12715 and 33-61881) of Bryn Mawr Bank Corporation of our report dated February 27, 2004 relating to the financial statements, for the year ended December 31, 2003 which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 8, 2006